Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

QuickLogic Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock (1)(2)	457(o)	(1)(2)(3)	-	(1)(2)(3)	0.0000927	(2)(4)
Fees to be Paid	Equity	Preferred Stock (1)(2)	457(o)	(1)(2)(3)	-	(1)(2)(3)	0.0000927	(2)(4)
Fees to be Paid	Equity	Depositary Shares (1)(2)	457(o)	(1)(2)(3)	-	(1)(2)(3)	0.0000927	(2)(4)
Fees to be Paid	Other	Warrants (1)(2)	457(o)	(1)(2)(3)	-	(1)(2)(3)	0.0000927	(2)(4)
Fees to be Paid	Debt	Debt Securities (1)(2)	457(o)	(1)(2)(3)	-	(1)(2)(3)	0.0000927	(2)(4)
Fees to be Paid	Other	Units (1)(2)	457(o)	(1)(2)(3)	-	(1)(2)(3)	0.0000927	2)(4)
Unallocated (Universal) Shelf (1)		(1)(2)	457(o)	(1)(2)(3)	-	$ 125,000,000	0.0000927	(2)(4)
Total Offering Amounts						$ 125,000,000		$ 11,587.50(4)
Total Fees Previously Paid								$ 9,090(4)
Total Fee Offsets								$ 5,225(4)
Net Fee Due								$ 6,362.50(4)

Calculation of Filing Fee Table

Form S-3

(Form Type)

QuickLogic Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	QUIK	S-3	333-230352	03/15/2019	-	$ 5,225	Equity	$ 56,368,204	$ 75,000,000
Fee Offset Sources	-	-	-	-	-	-	-	-		$ 9,090

(1)	Represents securities that may be offered and sold from time to time in one or more offerings by Quicklogic Corporation.

(2)

There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) depositary shares, (d) warrants, (e) debt securities, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $125,000,000.

(3)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(4)

The registration fee of $11,587.50 is calculated in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 457(p), the registrant hereby partially offsets the registration fee required in connection with this filing by $5,225, which represents the remaining balance from the $9,090 registration fee previously paid by the registrant with respect to approximately $56,368,204 (of an aggregate $75,000,000) of unsold securities previously registered on a registration statement on Form S-3 (Registration No. 333-230352) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on March 15, 2019 and is terminated. Pursuant to Rule 457(p) under the Securities Act, the $11,587.50 filing fee currently due in connection with this filing is offset in part against the $5,225 remaining balance for such unsold securities under the Prior Registration Statement resulting in a fee of $6,362.50 remitted with this filing.